Exhibit 4.3

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     This Registration Rights Agreement (the "Agreement") is made and entered into as of this ___ day of March, 2006 by and among Circle Group Holdings Inc., an Illinois corporation (the "Company"), National Securities Corporation, a Washington corporation ("Placement Agent"), and certain accredited investors purchasing shares of common stock, par value $.00005 per share, of the Company (the "Common Stock") offered in private placement (the "Offering") by the Company. Such investors are each referred to herein as an "Investor" and, collectively, as the "Investors".

     WHEREAS, in connection with certain Subscription Agreements among the Investors and the Company (the "Subscription Agreement") which have been executed in connection with the consummation of the transactions contemplated in that certain Confidential Private Placement Memorandum dated February 10, 2006 (the "Memorandum"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreements and the Memorandum to issue and sell to the Investors an aggregate of up to 200 units ($5,000,000), with each unit (a "Unit" or "Units") consisting of 40,323 shares of Common Stock, and each Investor who invests at least $500,000 in the Offering receiving five-year warrants (the "Warrants") to purchase 10% of the number of shares of Common Stock purchased, or 20% of the number of shares of Common Stock purchased for Investors who invest at least $1,000,000 in the Offering;

     WHEREAS, to induce the Investors to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights with respect to the shares of Common Stock (i) sold in the Offering and (ii) issuable upon exercise of the Warrants; and

     WHEREAS, the Company has agreed to provide certain registration rights with respect to the shares (the "Placement Agent Warrant Shares") of Common Stock issuable upon exercise of the warrants issued to the Placement Agent and its permitted transferees (the "Placement Agent Warrants") both on the terms and conditions provided herein.

     NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

     1.   Certain Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

     "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     "Common Stock" as defined in the Preamble.

     "Investors" means the Investors purchasing Registrable Securities pursuant to the Subscription Agreements, the Placement Agent and any Affiliate or permitted transferee of any Investor or the Placement Agent who is a subsequent holder of any Warrants or Registrable Securities.

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     "Memorandum" as defined in the Preamble.

     "Offering" as defined in the Preamble.

     "Placement Agent Warrants" as defined in the Preamble.

     "Placement Agent Warrant Shares" as defined in the Preamble.

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Register," "registered" and "registration" refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

     "Registrable Securities" shall mean (i) the shares of Common Stock sold in the Offering, (ii) the Warrant Shares, (iii) the Placement Agent Warrant Shares and (iv) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k) under the 1933 Act.

     "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "Required Investors" means the Investors holding a majority of the Registrable Securities.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Shares" means the shares of Common Stock sold in the Offering.

     "Subscription Agreement" as defined in the Preamble.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Warrants" as defined in the Preamble.

     "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

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     2.   Registration.

          (a)  Registration Statements.

          (i) Promptly following the final closing of the purchase and sale of the securities contemplated by the Memorandum (the "Closing Date") but no later than thirty (30) days after the Closing Date (the "Filing Deadline"), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Required Investors' consent), covering the resale of the Registrable Securities in an amount at least equal to the Shares, the Warrant Shares and the Placement Agent Warrant Shares. Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall use its reasonable best efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to the Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with
Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors' exclusive remedy for such events. Such payments shall be made to each Investor in cash or additional shares of Common Stock, as determined by each Investor, and shall be paid monthly within three (3) Business Days after the last day of each month following the Filing Deadline.

          (ii) Additional Registrable Securities. Upon the written demand of any Investor and upon any change in the Exercise Price (as defined in the Warrants and the Placement Agent Warrants, respectively) such that additional shares of Common Stock become issuable upon the exercise of the Warrants and/or Placement Agent Warrants, the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Common Stock (the "Additional Shares"), subject to the Required Investors' consent) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Company shall use its reasonable best efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed

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under  this  Section  2(a)(ii)  and is not filed  with the SEC  within  five (5)
Business Days after the request of any Investor or the occurrence of any of the events specified in this Section 2(a)(ii) (the "Additional Shares Deadline"), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors' exclusive remedy for such events. Such payments shall be made to each Investor in cash or additional shares of Common Stock, as determined by each Investor, and shall be paid monthly within three (3) Business Days after the last day of each month following the Additional Shares Deadline.

          (iii) S-3 Qualification. If the Company is not eligible to use a registration statement on Form S-3 as provided in Sections 2(a)(i) and 2(a)(ii) above, then, promptly following the date (the "Qualification Date") upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities or Additional Shares, as applicable, for resale, but in no event more than ten (10) days after the Qualification Date (the "Qualification Deadline"), the Company shall file a registration statement on Form S-3 covering the Registrable Securities or Additional Shares, as applicable (or a post-effective amendment on Form S-3 to the registration statement on Form S-1) (a "Shelf Registration Statement") and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter. If a Shelf Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Qualification Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Shelf Registration Statement should have been filed for which no such Shelf Registration Statement is filed with respect to the Registrable Securities or Additional Shares, as applicable. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors' exclusive remedy for such events. Such payments shall be made to each Investor in cash or additional shares of Common Stock, as determined by each Investor, and shall be paid monthly within three (3) Business Days after the last day of each month following the Qualification Deadline.

          (b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company's counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and fees and expenses of one counsel to the Investors (not to exceed $7,500). Other than the above, the Investors shall bear their respective expenses in connection with the registration, including, without limitation, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

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          (c) Effectiveness.

          (i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(x) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Business Days after the SEC has notified the Company that no review of the Registration Statement will be made or (ii) within ninety (90) days after the Closing Date, (y) a Registration Statement covering Additional Shares is not declared effective by the SEC within ninety (90) days after the Additional Shares Deadline or (z) a Shelf Registration Statement is not declared effective by the SEC within ninety (90) days after the Qualification Deadline, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the "Blackout Period"). Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors' exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days after the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash or in additional shares of Common Stock as determined by each Investor.

          (ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Investors and the Placement Agent in writing of the existence of (but in no event, without the prior written consent of an Investor and the Placement Agent, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Investors and the Placement Agent in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

     3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

          (a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the
"Effectiveness Period") and advise the Investors in writing when the Effectiveness Period has expired;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

          (c) provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

          (d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

          (e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

          (f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

          (g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

          (h) immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

          (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

          (j) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company's most recent Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

     4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC filings, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the

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Investors  and  such  representatives,   advisors  and  underwriters  and  their
respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

          The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

     5.   Obligations of the Investors.

          (a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

          (b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

          (c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor's receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

     6.   Indemnification.

          (a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor's behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

          (b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

     7.   Miscellaneous.

          (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with the provisions of the Subscription Agreement.

          (c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

          (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

          (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

          (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.



                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.


The Company:                      CIRCLE GROUP HOLDINGS INC.



                                  By: /s/ Gregory J. Halpern
                                      ----------------------
                                  Name: Gregory J. Halpern
                                  Title:   Chief Executive Officer


The Placement Agent:              NATIONAL SECURITIES CORPORATION



                                  By: /s/ Brian Friedman
                                      ------------------
                                  Name:  Brian Friedman
                                  Title:  Director Corporate Finance

The Investors:  [Contained in Omnibus Signature Page in Subscription Agreement]

                                                                       Exhibit A

                              Plan of Distribution

     The selling stockholders (the "Selling Stockholders", which as used herein includes donees, pledgees, transferees or other successors-in-interest of a Selling Stockholder selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

     -  ordinary   brokerage   transactions   and   transactions  in  which  the
broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

     -  through  the  writing  or   settlement   of  options  or  other  hedging
transactions, whether through an options exchange or otherwise;

     - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

     - a combination of any such methods of sale.

     The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     National Securities Corporation ("NSC") has indicated to us its willingness to act as selling agent on behalf of the Selling Stockholders named in the Prospectus under "Selling Security Holders" that purchased our privately placed securities. All shares sold, if any, on behalf of Selling Stockholders by NSC would be in transactions executed by NSC on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 5% of the gross proceeds. NSC does not have an underwriting agreement with us and/or the Selling Stockholders and no Selling Stockholders are required to execute transactions through NSC.

     In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     The Selling Stockholders will receive the aggregate proceeds from the sale of the Common Stock offered by them. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from the sale of Common Stock in this offering. We may receive proceeds from holders who exercise their warrants and pay the applicable cash exercise price in connection with those exercises.

     The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the 1933 Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

     To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this Prospectus.

     In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the 1933 Act.

     We will pay all of the expenses incident to registration other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will pay for offering expenses including the SEC registration fee, accounting fees, legal fees, printing expenses and other related miscellaneous expenses. We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the shares offered by this Prospectus.

     We have agreed with the Selling Stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the 1933 Act. Notwithstanding anything contained herein to the contrary, an aggregate of ________ shares of Common Stock issuable upon exercise of warrants held by NSC and/or "associated persons" of NSC are subject to a 180 day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).